SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   November 29,
1996


LANDMARK INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)


         0-26578                     33-0662114
(Commission File Number)      (IRS Employer Identification No.)

 1020 Prospect Street, Suite 200, La Jolla California   92037
(Address of principal executive offices)        (Zip Code)

1720 East Garry, Suite 201, Santa Ana, California      92705
(Former address)

Registrant's telephone number, including area code:  (619) 456-8200


































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Item 1.       Change in Control of Registrant.
Item 2.       Acquisition or Disposition of Assets.

              On November 29, 1996, Landmark International, Inc. (the "Registrant") acquired La Jolla Securities Corporation ("LJSC"), a member of the National Association of Securities Dealers, Inc. ("NASD") pursuant to an Agreement and Plan of Reorganization (the "Agreement") between the Registrant and LJSC dated November 29,
1996.

              The Registrant acquired all of the outstanding shares of LJSC in exchange for 7,500,000 shares of Registrant's Common Stock. An additional 500,000 shares were issued to a finder in connection with the transaction, resulting in a total of 11,960,000 shares outstanding after the share cancellation described in the following paragraph.

              As a result of the acquisition, the Registrant's business emphasis will be redirected to the securities industry. The Regist-rant's telecommunications business, which has been conducted through its wholly owned subsidiary STM Communications, Inc. ("STM") will be sold to The Chapman Trust. STM was originally acquired by the Registrant in October 1995 from The Chapman Trust in exchange for 7,500,000 shares of common stock. To effectuate the divestiture of STM, The Chapman Trust has cancelled the 7,500,000 shares of Registrant's common stock received by it in October 1995, and the Registrant has agreed to transfer to The Chapman Trust all of the capital shares of STM, being 7,500,000 STM shares. STM has further agreed to sell to the Registrant 833,333 additional shares of STM common stock for $500,000 in cash, less amounts paid by the Registrant with respect to liabilities of STM.

              Pursuant to the Agreement, Mr. William J. Kettle resigned as President but remained on the Board of Directors to serve with the new directors Bruce Biddick and Craig Biddick. The Registrant intends to change its name to Landmark Securities, Inc. as soon as practicable.

              The names of the current directors and executive officers of the Registrant, the number of shares beneficially held, and the percentage of the total issued and outstanding Common Stock (the only voting security) of the Registrant owned by each of them and any other beneficial holders of more than 5% of the outstanding shares of Common Stock are as follows.

                                         Number of Shares          Percentage of
Name and Office                         Beneficially Owned         Shares Owned

Bruce Biddick
President and Director                    7,500,000                      63.6%

Craig Biddick
Executive Vice President                         --                         --


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William J. Kettle                                --                         --

All Executive Officers
and Directors as a group
(3 persons)                               7,500,000                      63.6%
                                                                            --

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

              (a)(b) The required financial statements and pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 60 days of the date of the event reported herein.


(c)           Exhibits

              2. Plan of acquisition, reorganization, arrangement, li-quidation or succession.

                         2.1. Agreement and Plan of Reorganization, dated November 29, 1995 between the Registrant and La Jolla Securities Corporation. To be filed by amendment.


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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 4, 1996                         LANDMARK INTERNATIONAL, INC.



         By:  Bruce Biddick
          President


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